Exhibit 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	Chief Executive Officer	Executive Vice President and
	(972) 364-8111	Chief Financial Officer
(972) 364-8217

CONCENTRA OPERATING CORPORATION REPORTS SECOND QUARTER RESULTS

ADDISON, Texas, August 2, 2004 – Concentra Operating Corporation (“Concentra” or the “Company”) today announced results for the second quarter ended June 30, 2004. The Company reported consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) of $44,318,000 for the quarter, which reflected an increase of 9% from $40,722,000 for the same period in the prior year. Concentra computes Adjusted EBITDA in the manner prescribed by its bond indentures. A reconciliation of Adjusted EBITDA to net income is provided within this press release.

Revenue for the second quarter of 2004 increased 9% to $283,153,000 from $260,277,000 in the year-earlier period. Operating income grew 16% to $33,581,000 from $28,981,000 in the second quarter of last year. The Company’s operating income for the quarter included $2,502,000 in general and administrative expenses related to make-whole payments and other compensatory costs incurred in connection with the Company’s refinancing and dividend transactions. Net income for the quarter also included a loss on the early retirement of debt of $11,815,000 related to the retirement of the majority of Concentra’s 13% Senior Subordinated Notes during the second quarter. With these losses on debt retirement and other costs related to the second quarter financing transactions, net income for the second quarter was $3,590,000 versus $12,397,000 for the same quarter during 2003.

Concentra’s revenue on a year-to-date basis increased 8% to $555,046,000 from $512,428,000 in the same period of 2003. Operating income increased 21% to $62,413,000 from $51,753,000 for the first six months of 2003. Primarily due to the charges and expenses related to the Company’s second quarter refinancing and dividend transactions discussed above, net income for the first half of the year was $11,763,000 versus $19,270,000 in the first half of 2003. For the year-to-date period, Adjusted EBITDA was $83,322,000, up 11% from $74,887,000 in the comparable period last year.

“We’re continuing to achieve solid performances in our Health Services and Network Services lines of business,” said Daniel Thomas, Concentra’s Chief Executive Officer. “Growth in our Health Services segment has been driven primarily by strong visit growth. During the quarter, we achieved a 10.3% same-center visit growth rate. This 10.3% same-center growth was the key contributing factor to the Company’s total visit growth rate of 12.9% during the quarter. We believe these gains are due both to continuing positive nationwide employment trends and the ongoing success of our sales and account management teams.

Concentra Announces Second Quarter Results

August 2, 2004

“With a 19% growth in our Network Services revenue, this business segment also provided Concentra with attractive year-over-year growth. We’re pleased that we have continued to achieve broad-based growth in our group health, workers’ compensation, auto, and other lines of network services business,” said Thomas. “Our final segment, Care Management Services, reflected declines in revenue and profitability as compared to the prior year. We view these declines as relating in part to the lingering effects that the past economic downturn has had on referral trends for these later-stage case management and independent medical exams services. Our management team is focused on implementing cost reduction and other performance improvement initiatives that we believe will contribute to stronger trends in the quarters to come.”

During the second quarter, Concentra completed several financing transactions which included the issuance of $155,000,000 in 9.125% Senior Subordinated Notes, the addition of $70,000,000 in additional term indebtedness under its Senior Credit Facility and the use of approximately $42,900,000 in retained cash. These sources of capital were used to provide for the retirement of the then outstanding $142,500,000 in 13% Senior Subordinated Notes, to provide for a dividend of approximately $97,300,000 to its parent company’s shareholders, and to pay associated premiums, costs and expenses.

At June 30, 2004, Concentra had no borrowings outstanding under its $100,000,000 revolving credit facility and had $60,968,000 in cash and investments. The Company’s cash and investment balances included an escrow balance of $29,372,000 set aside for the redemption of the remaining outstanding principal amount of $27,579,000 in 13% Senior Subordinated Notes and the payment of the redemption premium called for under the governing indenture. The Company currently intends to redeem these remaining notes during the third quarter.

At the conclusion of the second quarter, the Company had a Days Sales Outstanding of 59 days, which represented a two-day reduction from the same period last year. For the trailing twelve-month period ending June 30, 2004, Concentra had net cash provided by operating activities of $118,283,000.

As a result of the Company’s positive operating trends and due to currently attractive debt market conditions, the Company also announced that it is considering seeking an amendment to its Senior Credit Facility which, in addition to other terms and conditions, would provide for a reduction in the rate of interest it pays on its senior term indebtedness and an extension of its senior term debt maturities by one year. If the Company chooses to proceed with this amendment, it anticipates that this transaction would be completed during the third quarter.

-MORE-

Concentra Announces Second Quarter Results

August 2, 2004

Concentra Operating Corporation, a wholly owned subsidiary of Concentra Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and repricing, access to specialized preferred provider organizations, first notice of loss services, case management and other cost containment services. Concentra provides its services to over 123,200 employer locations and 3,500 insurance companies, health plans and third party administrators nationwide.

A public, listen-only simulcast of Concentra’s second quarter conference call will begin at 9:00 a.m. Eastern Daylight Time tomorrow (August 3, 2004) and may be accessed via the Company’s web site, www.concentra.com. Investors are requested to access the call at least 15 minutes before the scheduled start time in order to complete a brief registration. An online replay using the same link will be available shortly after the conclusion of the live broadcast and will continue through September 3, 2004.

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company’s actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company’s operations, changes in nationwide employment and injury rate trends, interruption in its data processing capabilities, operational, financing and strategic risks related to the Company’s capital structure and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company’s services, and dependence on key management personnel. Additional factors include those described in the Company’s filings with the Securities and Exchange Commission.

-MORE-

Concentra Announces Second Quarter Results

August 2, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Operations

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
REVENUE:
Health Services	$144,750	$126,435	$279,007	$244,956
Network Services	73,764	61,781	146,777	123,511
Care Management Services	64,639	72,061	129,262	143,961

Total revenue	283,153	260,277	555,046	512,428

COST OF SERVICES:
Health Services	115,450	100,977	226,943	202,350
Network Services	42,502	36,264	84,054	71,031
Care Management Services	56,809	63,572	113,937	127,238

Total cost of services	214,761	200,813	424,934	400,619

Total gross profit	68,392	59,464	130,112	111,809

General and administrative expenses	33,938	29,516	65,976	58,054
Amortization of intangibles	873	967	1,723	2,002

Operating income	33,581	28,981	62,413	51,753

Interest expense, net	14,060	14,610	27,979	29,154
(Gain) loss on fair value of hedging arrangements	—	(2,226)	—	(4,413)
Loss on early retirement of debt	11,815	—	11,815	—
Other, net	977	736	1,798	1,383

Income before income taxes	6,729	15,861	20,821	25,629
Provision for income taxes	3,139	3,464	9,058	6,359

Net income	$3,590	$12,397	$11,763	$19,270

-MORE-

Concentra Announces Second Quarter Results

August 2, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Consolidated Balance Sheets

(in thousands)

	June 30, 2004	December 31, 2003
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$60,968	$42,621
Accounts receivable, net	185,070	170,444
Prepaid expenses and other current assets	31,865	40,084

Total current assets	277,903	253,149

PROPERTY AND EQUIPMENT, NET	111,526	120,101

GOODWILL AND OTHER INTANGIBLE ASSETS, NET	484,989	483,773

OTHER ASSETS	22,842	17,969

	$897,260	$874,992

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Revolving credit facility	$—	$—
Current portion of long-term debt	31,651	4,841
Accounts payable and accrued expenses	124,372	130,881

Total current liabilities	156,023	135,722

LONG-TERM DEBT, NET	732,160	654,393

DEFERRED INCOME TAXES AND OTHER LIABILITIES	49,262	40,867

STOCKHOLDER’S EQUITY (DEFICIT)	(40,185)	44,010

	$897,260	$874,992

-MORE-

Concentra Announces Second Quarter Results

August 2, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2004	2003
OPERATING ACTIVITIES:
Net income	$11,763	$19,270
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property and equipment	20,754	22,680
Amortization of intangibles	1,723	2,002
Restricted stock amortization	595	215
Write-off of deferred financing costs	2,034	—
Write-off of fixed assets	175	(33)
(Gain) loss on change in fair value of hedging arrangements	—	(4,413)
Changes in assets and liabilities:
Accounts receivable, net	(14,422)	(7,290)
Prepaid expenses and other assets	8,735	(4,943)
Accounts payable and accrued expenses	11,435	10,609

Net cash provided by operating activities	42,792	38,097

INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(3,067)	(3,735)
Purchases of property, equipment and other assets	(12,022)	(14,379)

Net cash used in investing activities	(15,089)	(18,114)

FINANCING ACTIVITIES:
Borrowings (payments) under the revolving credit facility	—	—
Payment of deferred financing costs	(7,283)	—
Proceeds from the issuance of debt	222,850	1,500
Repayments of debt	(118,330)	(3,458)
Payment of early debt retirement costs	(9,781)	—
Distributions to minority interests	(1,056)	(1,190)
Payment of dividend to parent	(96,028)	—
Contribution from the issuance of common stock by parent	272	242
Other	—	(100)

Net cash used in financing activities	(9,356)	(3,006)

NET INCREASE IN CASH	18,347	16,977
CASH, BEGINNING OF PERIOD	42,621	19,002

CASH, END OF PERIOD	$60,968	$35,979

-MORE-

Concentra Announces Second Quarter Results

August 2, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net income	$3,590	$12,397	$11,763	$19,270

Provision for income taxes	3,139	3,464	9,058	6,359
Interest expense, net	14,060	14,610	27,979	29,154
Depreciation expense	10,529	11,599	20,754	22,680
Amortization expense	1,365	1,069	2,318	2,217

EBITDA	32,683	43,139	71,872	79,680

(Gain) loss on fair value of hedging arrangements	—	(2,226)	—	(4,413)
Loss on early retirement of debt	11,815	—	11,815	—
Minority share of depreciation, amortization and interest	(180)	(191)	(365)	(380)

Adjusted EBITDA	$44,318	$40,722	$83,322	$74,887

Computations of Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) have been provided in this press release due to the use of this measure by the holders of the Company’s 9.5% Senior Subordinated Notes, 9.125% Senior Subordinated Notes and other lenders, for purposes of determining the Company’s performance in light of its debt covenant requirements, which are stated in the Company’s debt agreements as measures that relate to Adjusted EBITDA. Adjusted EBITDA is disclosed because compliance with the liquidity covenants included in these agreements is considered material to the Company. The Company’s computations of this measure may differ from that provided by other companies due to differences in the inclusion or exclusion of items in its computations as compared to that of others. The Company’s measure of Adjusted EBITDA has been made in a manner consistent with the requirements of the indenture that relates to its 9.5% Senior Subordinated Notes and 9.125% Senior Subordinated Notes. Adjusted EBITDA is a measure that is not prescribed for under Generally Accepted Accounting Principles (“GAAP”). Adjusted EBITDA specifically excludes changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities, and it also excludes the effects of interest expense, depreciation expense, amortization expense, taxes and other items that are included when determining a company’s net income. As such, the Company would encourage a reader not to use this measure as a substitute for the determination of net income, operating cash flow, or other similar GAAP-related measures, and to use it primarily for the debt covenant compliance purposes above.

-MORE-

Concentra Announces Second Quarter Results

August 2, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Supplemental Information

We use certain operating metrics to measure aspects of our operations. Additionally, from time to time, we provide estimates of our possible future financial performance. Our disclosure to you of this information is conditioned in its entirety by the provisions, risk factors and cautionary statements provided for you in the main text of this press release. It is being provided solely to ensure full and fair disclosure to investors in the Company’s existing debt instruments and for no other purpose.

Operating Metrics and Information:

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Health centers at period end	252	247	252	247
Total visits to health centers	1,500,119	1,328,366	2,871,994	2,549,741
Same-center performance [a]:
Injury-related visits %	47.0%	49.7%	47.8%	50.3%
Visits per business day growth	10.3%	(2.2)%	9.5%	(0.9)%
Revenue per visit growth	(0.1)%	2.6%	(0.8)%	3.5%
Revenue per business day growth	10.2%	0.3%	8.7%	2.6%
Revenue (in thousands) [b]	$125,845	$111,812	$243,475	$217,855

Current 2004 performance guidance:

(Subject to immediate change and no public update or notice)

Revenue:	Approximately 6% to 8% over the prior year.
Adjusted EBITDA [c]:	Mid $160 million range.
Operating Cash Flow:	Mid $80 million range.
Capital Expenditures:	$35 million to $40 million.

Notes:

[a]	Our same-center comparisons represent all centers that Health Services has operated for the previous two full years as of the date indicated and includes the effects of any centers acquired and subsequently consolidated into existing centers.
[b]	Excludes ancillary services, on-site services and centers acquired within the previous two full years.
[c]	Please refer to the discussion on Page 7 of this press release concerning the Company’s computation and use of Adjusted EBITDA.

-END-